                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 16, 1997



                       ADVANTAGE MARKETING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         OKLAHOMA                       33-80629                73-1323256
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


2601 NORTHWEST EXPRESSWAY, SUITE 1210W
       OKLAHOMA CITY, OKLAHOMA                                   73112-7293
(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (405) 842-0131

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Company purchased all of the assets, including the network marketing organizations, of Stay 'N Shape International, Inc., Solution Products International, Inc., Nation of Winners, Inc., and Now International, Inc. (the "SNSI Asset Purchase") pursuant to an Asset Purchase Agreement dated April 16, 1997 (the "SNSI Asset Purchase Agreement"). In connection with the SNSI Asset Purchase, the Company paid cash of $1,174,584 and issued and delivered 125,984 shares of Common Stock at closing and agreed to either issue and deliver additional shares of the Company's Common Stock having an aggregate market value equal to, or make a cash payment of, or combination thereof, $750,000 and $1,050,000 on or before June 29, 1998, and May 30, 1999, respectively. The $750,000 aggregate market value of the additional shares of Common Stock and/or cash payment is subject to a reduction adjustment in the event gross revenues, net of returns and allowances, during the 12-month period ended April 30, 1998, from (i) sales (other than Choc-Quilizer(TM)) of the purchased network marketing organization and sales to Market America, Inc. (an unrelated network marketing company) and sales to retail outlet stores, are less than $2,500,000 and/or (ii) the Company's sales of Choc-Quilizer(TM) are less than $4,000,000 during such 12-month period. Furthermore, the $1,050,000 aggregate market value of the additional shares of Common Stock and/or cash payment is subject to a reduction adjustment in the event gross revenues, net of returns and allowances, during the 12-month period ended March 31, 1999, from (i) sales (other than Choc-Quilizer(TM)) of the purchased network marketing organization and sales to Market America, Inc. (an unrelated network marketing company) and sales to retail outlet stores, are less than $5,000,000 and/or (ii) the Company's sales of Choc-Quilizer(TM) are less than $8,000,000 during such 12-month period. The value of the Common Stock to be issued and delivered, if any, will be based upon the average of the closing prices of the Common Stock on the last three trading days of the month preceding the month in which the applicable 12-month period ends.

     The SNSI Asset Purchase was accounted for under the purchase method of accounting. The $1,990,378 excess of purchase price of $2,074,441 which includes $100,000 transaction costs, over the $84,063 fair market value of the assets acquired pursuant to the SNSI Asset Purchase was allocated $1,490,378 to goodwill and $500,000 to a covenant not to compete. The goodwill and covenant not to compete are being amortized over 20-year and 10-year periods, respectively.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements of Stay 'N Shape International, Inc., Now International, Inc., Solution Products, Inc. and Nation of Winners, Inc. are filed herewith and appear at the pages indicated:

STAY 'N SHAPE INTERNATIONAL, INC., NOW INTERNATIONAL, INC., SOLUTION PRODUCTS, INC. AND NATION OF WINNERS, INC. AUDITED COMBINED FINANCIAL STATEEMENTS


     Independent Auditors' Report.........................................  F-1
     Combined Balance Sheet as of December 31, 1996.......................  F-2
     Combined Statements of Operations for the Years Ended
       December 31, 1996 and 1995.........................................  F-3
     Combined Statements of Stockholders' Equity for the Years Ended
       December 31, 1996 and 1995.........................................  F-4
     Combined Statements of Cash Flows for the Years Ended
       December 31, 1996 and 1995.........................................  F-5
     Notes to Combined Financial Statements for the Years Ended
       December 31, 1996 and 1995.........................................  F-6

STAY 'N SHAPE INTERNATIONAL, INC., NOW INTERNATIONAL, INC., SOLUTION PRODUCTS, INC. AND NATION OF WINNERS, INC. UNAUDITED COMBINED FINANCIAL STATEMENTS:

     Combined Balance Sheets as of March 31, 1997 and December 31, 1996
       (Unaudited)........................................................  F-8
     Combined Statements of Operations for the Three Months
       Ended March 31, 1997 and 1996 (Unaudited)..........................  F-9
     Combined Statements of Cash Flows for the Three Months
       Ended March 31, 1997 and 1996 (Unaudited)..........................  F-10

     Notes to Unaudited Combined Financial Statements for the Three Months
       Ended March 31, 1997 and 1996......................................  F-11

     (B)  PRO FORMA FINANCIAL INFORMATION.

     The following financial statements of Stay 'N Shape International, Inc., Now International, Inc., Solution Products, Inc. and Nation of Winners, Inc. are filed herewith and appear at the pages indicated:

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997.. F-12 Unaudited Pro Forma Consolidated Statement of Operations for the
       Year Ended December 31, 1996.......................................  F-13
     Unaudited Pro Forma Consolidated Statement of Operations
       for the Three Months Ended March 31, 1997..........................  F-14
     Notes to Unaudited Pro Forma Consolidated Financial Statements.......  F-15

     (C) EXHIBITS.

     2.1 Asset Purchase Agreement having an effective date of April 16, 1997, between Advantage Marketing Systems, Inc., Stay 'N Shape International, Inc., Now International, Inc., Solution Products International, Inc., Nation of Winners, Inc., Carl S. Rainey and Danny Gibson as filed with the Commission on May 1, 1997.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ADVANTAGE MARKETING SYSTEMS, INC.
                                           (Registrant)


                                            By: /s/ ROGER P. BARESEL
                                               ---------------------------------
                                               Roger P. Baresel, President

Date: June 24, 1997

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Stay 'N Shape International, Inc.,
  Now International, Inc., Solution Products, Inc.
  and Nation of Winners, Inc.
Atlanta, Georgia

We have audited the accompanying combined balance sheet of Stay 'N Shape International, Inc., Now International, Inc., Solution Products, Inc. and Nation of Winners, Inc. (Collectively the "Companies") as of December 31, 1996, and the related combined statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Companies at December 31, 1996, and the results of their combined operations and their combined cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
April 11, 1997

                       STAY 'N SHAPE INTERNATIONAL, INC.,
                            NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                  ASSETS
                                  ------
CURRENT ASSETS:
   Cash.......................................................  $  48,041

   Inventory..................................................    145,150

   Prepayments................................................      9,508
                                                                ---------
             Total current assets.............................    202,699

PROPERTY AND EQUIPMENT, Net...................................      4,337
                                                                ---------
TOTAL.........................................................  $ 207,036
                                                                =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        ------------------------------------

LIABILITIES:

   Accounts payable and accrued expenses......................  $  51,090

   Due to stockholders........................................     16,102
                                                                ---------
             Total liabilities................................     67,192
                                                                ---------
STOCKHOLDERS' EQUITY:

   Common stock...............................................    325,000

   Accumulated deficit........................................   (185,156)
                                                                ---------

            Total stockholders' equity........................    139,844
                                                                ---------

TOTAL.........................................................  $ 207,036
                                                                =========

                  SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                       STAY 'N SHAPE INTERNATIONAL, INC.,
                            NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                       -----------  ----------
Net sales............................................  $2,377,022   $2,486,565

Cost of sales........................................   1,497,811    1,316,350
                                                       ----------   ----------

    Gross profit.....................................     879,211    1,170,215

Marketing, distribution and administrative expenses..     937,470    1,063,911
                                                       ----------   ----------

NET INCOME (LOSS)....................................  $  (58,259)  $  106,304
                                                       ==========   ==========

                  SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                       STAY 'N SHAPE INTERNATIONAL, INC.,
                            NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        COMMON                      TOTAL
                                         STOCK    ACCUMULATED   STOCKHOLDERS'
                                       (NOTE 3)     DEFICIT         EQUITY
                                       --------   -----------   -------------
BALANCE,
   JANUARY 1, 1995...................  $325,000     $(233,201)       $ 91,799

Net income...........................        --       106,304         106,304
                                       --------     ---------        --------

BALANCE,
   DECEMBER 31, 1995.................   325,000      (126,897)        198,103

Net loss.............................        --       (58,259)        (58,259)
                                       --------     ---------        --------

BALANCE,
   DECEMBER 31, 1996.................  $325,000     $(185,156)       $139,844
                                       ========     =========        ========

                  SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                       STAY 'N SHAPE INTERNATIONAL, INC.,
                            NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                             1996       1995
                                                                           ---------  ---------
CASH FLOW FROM OPERATING ACTIVITIES:

   Net income (loss)                                                       $(58,259)  $106,304

   Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

        Depreciation                                                          5,268      4,927

        Changes in assets and liabilities which provided
          (used) cash:

           Due to/from stockholders                                          34,000    (17,898)

           Inventory                                                         28,182    (64,350)

           Prepayments                                                       (6,236)    (3,272)

           Accounts payable and accrued expenses                            (10,916)    33,018
                                                                           --------   --------
                   Net cash provided by (used in )
                     operating activities                                    (7,961)    58,729
                                                                           --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchase of property and equipment                                            --     (2,727)
                                                                           --------   --------
NET INCREASE (DECREASE) IN CASH                                              (7,961)    56,002

BEGINNING CASH BALANCE                                                       56,002         --
                                                                           --------   --------
ENDING CASH BALANCE                                                        $ 48,041   $ 56,002
                                                                           ========   ========

                  SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                      STAY 'N SHAPE INTERNATIONAL, INC.,
                           NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     COMBINATION - The financial statements include the combined accounts of Stay 'N International, Inc., Now International, Inc., Solution Products, Inc. and Nation of Winners, Inc. (collectively, the "Companies"). The Companies have common owners. All balances with affiliates have been eliminated in combination.

     NATURE OF BUSINESS - The Companies are engaged in marketing consumer products through a network sales organization of independent sales associates. The Companies also sell supplies and materials to their sales associates.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVENTORY - Inventory consists of consumer product inventory, and training and promotional material such as video tapes, cassette tapes and paper supplies held for sale to customers and independent sales associates. Inventory is stated at the lower of cost (first-in, first-out) or market. The Company purchased approximately 47% and 55% of its merchandise inventory from one vendor for the years ended December 31, 1996 and 1995, respectively.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets.

     INCOME TAXES - The Companies have elected to be treated as "S Corporations" as permitted by the Internal Revenue Code. Tax liabilities, if any, are therefore the direct obligations of the Companies' stockholders.

     REVENUE RECOGNITION - Revenue is recognized when products are shipped.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consists of office furniture, fixtures, and equipment of $21,410 less accumulated depreciation of $17,073 at December 31, 1996.

3.   STOCKHOLDERS' EQUITY

     Details of the Companies' common stock at December 31, 1996 and 1995 are:

                                       SHARES    ISSUED AND              DOLLAR VALUE
                                     AUTHORIZED  OUTSTANDING  PAR VALUE  COMMON STOCK
                                     ----------  -----------  ---------  ------------
Stay 'N Shape International, Inc....    100,000  None Issued      $1.25      $     --
Now International, Inc..............    100,000      100,000       1.00       100,000
Solution Products, Inc..............    100,000      100,000       1.25       125,000
Nation of Winners, Inc..............    100,000      100,000       1.00       100,000
                                                                             --------
                                                                             $325,000
                                                                             --------

4.   SIMPLIFIED EMPLOYEE BENEFIT PLANS

     The Companies maintain two simplified employee benefit plans ("SEP's") for their executives. Contribution amounts are determined annually based on performance of the Companies. Contribution expense related to these plans aggregated $60,000 and $45,000 for the years ended December 31, 1996 and 1995, respectively.

5.   SUBSEQUENT EVENTS

     On April 16, 1997, Advantage Marketing Systems, Inc. ("AMS") acquired all of the assets of the Companies. AMS is a network marketer of various third
     party manufactured nutritional supplements.   AMS purchased all of the
     assets of the Companies, free and clear of all liens and encumbrances, for a combination of $1,174,584 cash and shares of AMS' restricted (unregistered) common stock (the "Purchase Price") with an estimated fair value of up to $2,600,000, dependent upon meeting certain future sales targets. The cash portion of the Purchase Price was paid at closing. The stock portion of the Purchase Price will be issued and delivered over a 25-month period with stock valued at $800,000 delivered at closing, $750,000 due within 14 months of closing, and $1,050,000 due within 25 months from closing. AMS has the option of substituting cash for any portion of the remaining purchase price. The number of shares of common stock to be issued and delivered, if any, is subject to the market value of the AMS' common stock prior to the date of issuance and delivery as set forth in the purchase agreement. The Purchase Price is subject to adjustment based on sales performance over a two-year period.


                                  * * * * * *

                   STAY 'N SHAPE INTERNATIONAL, INC.
                        NOW INTERNATIONAL, INC.
                      SOLUTION PRODUCTS, INC. AND
                        NATION OF WINNERS, INC.
                        COMBINED BALANCE SHEETS
                 MARCH 31, 1997 AND DECEMBER 31, 1996
                              (UNAUDITED)



                                              MARCH 31,    DECEMBER 31,
ASSETS                                          1997           1996
                                              ---------    ------------

CURRENT ASSETS:
  Cash....................................... $  92,608      $  48,041
  Inventory..................................   132,416        145,150
  Prepayments................................     6,258          9,508
                                              ---------      ---------
            Total current assets.............   231,282        202,699

PROPERTY AND EQUIPMENT, Net..................     3,761          4,337
                                              ---------      ---------
TOTAL........................................ $ 235,043      $ 207,036
                                              =========      =========

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Accounts payable and accrued liabilities... $  55,400      $  51,090
  Due to stockholders........................         -         16,102
                                              ---------      ---------
            Total liabilities................    55,400         67,192

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Common stock...............................   325,000        325,000
  Accumulated deficit........................  (145,357)      (185,156)
                                              ---------      ---------
            Total stockholders' equity.......   179,643        139,844
                                              ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY... $ 235,043      $ 207,036
                                              =========      =========



                 SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                        STAY 'N SHAPE INTERNATIONAL, INC.,
                             NOW INTERNATIONAL, INC.,
                           SOLUTION PRODUCTS, INC. AND
                             NATION OF WINNERS, INC.
                         COMBINED STATEMENTS OF OPERATION
                FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                   (UNAUDITED)

                                                         THREE MONTHS  THREE MONTHS
                                                             ENDED         ENDED
                                                           MARCH 31,     MARCH 31,
                                                             1997          1996
                                                         ------------  ------------

Net sales..............................................    $583,461      $604,419
Cost of sales..........................................     313,249       409,821
                                                           --------      --------
    Gross profit.......................................     270,212       194,598

Marketing, distribution and administrative expenses....     230,413       195,507
                                                           --------      --------

NET INCOME (LOSS)......................................    $ 39,799      $   (909)
                                                           ========      ========



             SEE NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS.

                      STAY 'N SHAPE INTERNATIONAL, INC.,
                           NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)


                                                                                THREE MONTHS    THREE MONTHS
                                                                                    ENDED           ENDED
                                                                                  MARCH 31,       MARCH 31,
                                                                                    1997            1996
                                                                                ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income (Loss)...........................................................    $ 39,799        $  (909)
  Adjustments to reconcile net income (loss) to net cash used by operating
      Depreciation and amortization...........................................         576          1,317
      Changes in assets and liabilities which provided cash:
        Inventory.............................................................      12,734         15,251
        Other assets..........................................................       3,250             --
        Accounts payable and accrued expenses.................................       4,310         13,709
                                                                                  --------        -------
            Net cash provided by operating activities.........................      60,669         29,368
                                                                                  --------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans from stockholders.....................................................          --          7,000
  Payment on notes payable - stockholders.....................................     (16,102)            --
                                                                                  --------        -------
            Net cash provided (used) by financing activities..................     (16,102)         7,000
                                                                                  --------        -------

NET INCREASE IN CASH..........................................................      44,567         36,368

BEGINNING CASH BALANCE........................................................      48,041         56,002
                                                                                  --------        -------

ENDING CASH BALANCE...........................................................    $ 92,608        $92,370
                                                                                  ========        =======



             SEE NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS.

                      STAY 'N SHAPE INTERNATIONAL, INC.,
                           NOW INTERNATIONAL, INC.,
                          SOLUTION PRODUCTS, INC. AND
                            NATION OF WINNERS, INC.

               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS



1. UNAUDITED COMBINED FINANCIAL STATEMENTS

   The unaudited combined financial statements and related notes of Stay 'N Shape International, Inc. ("SSII"), NOW International, Inc.("NII"), Solution Products, Inc. ("SPI") and Nation of Winners, Inc.("NWI"), (collectively SSII, NII, SPI and NWI are referred to as the "SSII Group"), have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The members of the SSII Group have common owners.
   All balances with affiliates have been eliminated in combination.

   The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ended December 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF BUSINESS - Each member of the SSII Group is engaged in the marketing of consumer products through a network sales organization of independent sales associates developed by the SSII Group. The SSII Group also sells supplies and materials to its sales associates.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REVENUE RECOGNITION - Revenue is recognized when products are shipped.

   INVENTORY - Inventory consists of consumer product inventory, and training and promotional material such as video tapes, cassette tapes and paper supplies held for sale to customers and independent sales associates. Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out method.

   PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

   INCOME TAXES - The members of the SSII Group have elected to be treated as "S Corporations" as permitted by the Internal Revenue Code. Tax liabilities, if any, are therefore the direct obligations of the members' stockholders.

3. SUBSEQUENT EVENTS

   Pursuant to an Asset Purchase Agreement having an effective date of April 16, 1997 (the "Purchase Agreement"), Advantage Marketing Systems, Inc. ("AMS") acquired all of the assets of the SSII Group, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, known or unknown (the "SSII Asset Purchase"). The SSII Asset Purchase was closed on April 16, 1997. The SSII Asset Purchase will be accounted for by AMS under the purchase method of accounting.



                                  * * * * * *

                       ADVANTAGE MARKETING SYSTEMS, INC.
                     (FORMERLY AMS, INC.) AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997

                                                                STAY 'N SHAPE
                                                                INT. INC., NOW
                                                             INT. INC., SOLUTION
                                               ADVANTAGE       PRODUCTS, INC.,
                                               MARKETING          NATION OF            PRO FORMA        PRO FORMA
                                             SYSTEMS, INC.      WINNERS, INC.         ADJUSTMENTS        COMBINED
                                             --------------  --------------------  ------------------  ------------
                                                                                         NOTE 2
ASSETS
------
CURRENT ASSETS:
Cash........................................   $   842,802             $  92,608      $         -      $   935,410
Receivables.................................        48,170                     -                -           48,170
Receivable from stock transfer agent........     1,464,032                     -       (1,182,416) (a)     281,616
Receivable from affiliate...................        13,304                     -                -           13,304
Commission advances.........................        58,570                     -                -           58,570
Inventory...................................       289,728               132,416          (44,139) (a)     378,005
Prepayments.................................             -                 6,258           (6,258) (a)          --
Deferred income taxes.......................       149,791                     -                -          149,791
                                               -----------             ---------   --------------      -----------
Total current assets........................     2,866,397               231,282       (1,232,813)       1,864,866
COMMISSION ADVANCES.........................         4,341                     -                -            4,341
RECEIVABLES.................................        18,545                     -                -           18,545
RECEIVABLE FROM AFFILIATE...................        51,354                     -                -           51,354
PROPERTY AND EQUIPMENT, Net.................       421,155                 3,761                -          424,916
GOODWILL, Net...............................       284,845                     -        1,397,770 (a)    1,682,615
COVENANT NOT TO COMPETE, Net................        68,038                     -          500,000 (a)      568,038
DEFERRED INCOME TAXES.......................       317,000                     -                -          317,000
OTHER ASSETS................................         2,107                     -                -            2,107
                                               -----------             ---------   --------------      -----------
TOTAL.......................................   $ 4,033,782             $ 235,043      $   664,957      $ 4,933,782
                                               ===========             =========   ==============      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
Accounts payable............................       235,048                55,400          (55,400)(b)      235,048
Accrued expenses............................       474,714                     -          100,000 (a)      574,714
Accrued promotion expense...................        50,000                     -                -           50,000
Note payable................................        13,427                     -                -           13,427
Capital lease obligation....................        80,024                     -                -           80,024
                                               -----------             ---------   --------------      -----------
Total current liabilities...................       853,213                55,400           44,600          953,213
                                               -----------             ---------   --------------      -----------
LONG-TERM LIABILITIES:
Notes payable...............................        37,010                     -                -           37,010
Capital lease obligation....................       217,207                     -                -          217,207
                                               -----------             ---------   --------------      -----------
Total liabilities...........................     1,107,430                55,400           44,600        1,207,430
                                               -----------             ---------   --------------      -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock.............................             -                     -                -                -
Common stock................................           253               325,000         (325,000)(b)          266
                                                                                               13 (b)
Paid-in capital.............................     3,932,621                     -          799,987 (b)    4,732,608
Accumulated deficit.........................    (1,006,522)             (145,357)         145,357 (b)   (1,006,522)
                                               -----------             ---------   --------------      -----------
Total stockholders' equity..................     2,926,352               179,643          620,357        3,726,352
                                               -----------             ---------   --------------      -----------
TOTAL.......................................   $ 4,033,782             $ 235,043      $   664,957      $ 4,933,782
                                               ===========             =========   ==============      ===========



      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                       ADVANTAGE MARKETING SYSTEMS, INC.
                      (FORMERLY AMS, INC.) AND SUBSIDIARY

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                        STAY 'N SHAPE
                                                                        INT. INC., NOW
                                                                     INT. INC., SOLUTION
                                                       ADVANTAGE       PRODUCTS, INC.,
                                                       MARKETING          NATION OF         PRO FORMA       PRO FORMA
                                                     SYSTEMS, INC.      WINNERS, INC.      ADJUSTMENTS      COMBINED
                                                     --------------  --------------------  ------------    -----------
                                                                                                NOTE 2
Net sales...........................................   $6,129,916         $2,377,022       $         -      $8,506,938
Cost of sales.......................................    4,349,280          1,497,811                 -       5,847,091
                                                       ----------         ----------       -----------      ----------
     Gross profit...................................    1,780,636            879,211                 -       2,659,847

Marketing, distribution & administrative expenses...    1,478,378            937,470           119,889 (c)   2,535,737
                                                       ----------         ----------       -----------      ----------
     Income from operations.........................      302,258            (58,259)         (119,889)        124,110

Other income (expense):
Interest, net.......................................      (10,538)                 -                 -         (10,538)
Other income........................................       33,824                  -                 -          33,824
                                                       ----------         ----------       -----------      ----------
     Total other income (expense)...................       23,286                  -                 -          23,286
                                                       ----------         ----------       -----------      ----------
Income (loss) before taxes..........................      325,544            (58,259)         (119,889)        147,396
Tax benefit.........................................      499,613                  -            66,075 (d)     565,688
                                                       ----------         ----------       -----------      ----------
Net income (loss)...................................   $  825,157         $  (58,259)      $   (53,814)     $  713,084
                                                       ==========         ==========       ===========      ==========
Weighted average common
    shares outstanding..............................    3,770,874                              126,000       3,896,874
                                                       ==========                          ===========      ==========
Net income per common share.........................   $      .29                                           $      .25
                                                       ==========                                           ==========




      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                       ADVANTAGE MARKETING SYSTEMS, INC.
                     (FORMERLY AMS, INC.) AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH  31, 1997



                                                                        STAY 'N SHAPE
                                                                       INT. INC., NOW
                                                                     INT. INC., SOLUTION
                                                       ADVANTAGE       PRODUCTS, INC.,
                                                       MARKETING          NATION OF          PRO FORMA        PRO FORMA
                                                     SYSTEMS, INC.      WINNERS, INC.       ADJUSTMENTS       COMBINED
                                                     --------------    ---------------    ---------------    -----------
                                                                                               NOTE 2
Net sales...........................................   $2,039,763          $583,461         $         -      $2,623,224
Cost of sales.......................................    1,553,874           313,249                   -       1,867,123
                                                       ----------          --------         -----------      ----------
    Gross profit....................................      485,889           270,212                   -         756,101

Marketing, distribution & administrative expenses...      404,908           230,413              29,972 (c)     665,293
                                                       ----------          --------         -----------      ----------
    Income from operations..........................       80,981            39,799             (29,972)         90,808
Other income (expense):
Interest, net.......................................       (4,176)                -                   -          (4,176)
Other income........................................        9,660                 -                   -           9,660
                                                       ----------          --------         -----------      ----------
    Total other income (expense)....................        5,484                 -                   -           5,484
                                                       ----------          --------         -----------      ----------
Net income before taxes.............................       86,465            39,799             (29,972)         96,292
Tax expense.........................................      (32,822)                -              (3,730)(d)    ( 36,552)
                                                       ----------          --------         -----------      ----------
Net income (loss)...................................   $   53,643          $ 39,799         $   (33,702)     $   59,740
                                                       ==========          ========         ===========      ==========

Weighted average common shares
    outstanding.....................................    3,194,000                               126,000       3,320,000
                                                       ==========                           ===========      ==========
Net income per common share.........................   $      .02                                            $      .02
                                                       ==========                                            ==========





      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                       ADVANTAGE MARKETING SYSTEMS, INC.
                     (FORMERLY AMS, INC.) AND SUBSIDIARIES

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS FOR PRESENTATION

     The pro forma balance sheet and statements of operations present the pro forma effects of the acquisition by the Company of all the assets of Stay 'N Shape International, Inc., a Georgia corporation ("SSII"), Solution Products, Inc., a Georgia corporation ("SPI"), Nation of Winners, Inc., a Georgia corporation ("NWI"), Now International, Inc., a Georgia corporation ("NII"), (collectively SSII, SPI, NWI and NII are referred to as the "Selling Group"), free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, known or unknown (the "SSII Asset Purchase"). The SSII Asset Purchase was closed on April 16, 1997. The SSII Asset Purchase will be accounted for under the purchase method of accounting. Each company in the Selling Group is a network marketer of various third-party manufactured nutritional supplements.

     Pursuant to the Asset Purchase Agreement and in connection with the SSII Asset Purchase, the Company paid cash of $1,174,441 and issued and delivered 125,984 shares of the Company's common stock at closing and agreed to either issue and deliver additional shares of the Company's common stock having an aggregate market value equal to, or make cash payments of, or at the Company's sole option any combination thereof, $750,000 and $1,050,000 on or before June 29, 1998, and May 30, 1999, respectively. The $750,000 aggregate market value of the additional shares of the Company's common stock and/or cash payment is subject to a reduction adjustment in the event gross revenues, net of returns and allowances, during the 12-month period ended April 30, 1998, from (i) sales (other than Choc-Quilizer/TM/) of the purchased network marketing organization and sales to Market America, Inc. (an unrelated network marketing company) and sales to retail outlet stores, are less than $2,500,000 and/or (ii) the Company's sales of Choc-Quilizer/TM/ are less than $4,000,000 during such 12-month period. Furthermore, the $1,050,000 aggregate market value of the additional shares of the Company's common stock and/or cash payment is subject to a reduction adjustment in the event gross revenues, net of returns and allowances, during the 12-month period ended March 31, 1999, from (i) sales (other than Choc-Quilizer/TM/) of the purchased network marketing organization and sales to Market America, Inc. (an unrelated network marketing company) and sales to retail outlet stores, are less than $5,000,000 and/or (ii) the Company's sales of Choc-Quilizer/TM/ are less than $8,000,000 during such 12-month period. The value of the Company's common stock to be issued and delivered will be based upon the average of the closing prices of the Company's common stock on the last three trading days of the month preceding the month in which the applicable 12-month period ends.

     The accompanying unaudited pro forma statements of operations are presented assuming the SSII Asset Purchase occurred or was consummated on the first day of each period presented. The historical information presented for the Company and the Selling Group as of and for the year ended December 31, 1996, is derived from the audited financial statements of the Company and the Selling Group as of such date or for such year. The historical information presented for the Company and the Selling Group as of and for the period ended March 31, 1997, is derived form the unaudited financial statements of the Company and the Selling Group as of such date or for such period.

     The pro forma financial information presented in the unaudited pro forma financial statements is not necessarily indicative of the results of operations that would have been achieved had the operations been those of a single corporate entity. The results of operations presented in the unaudited pro forma statements of operations are not necessarily indicative of the consolidated results of future operations of the Company following consummation of the SSII Asset Purchase.

2.   ADJUSTMENTS

     The accompanying unaudited pro forma consolidated financial statements have been adjusted to record and give effect to the following:

     (a) The excess of the purchase price of $2,082,416, which includes $100,000 of transaction costs over the $184,646 fair market value of the assets of the Selling Group has been allocated $1,397,770 to goodwill and $500,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over 20 and 10 year periods, respectively.

     (b) Issuance of 125,984 shares of Common Stock of the Company in exchange for all of the assets of the Selling Group free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, known or unknown.

     (c) Amortization of goodwill over 20 years, $69,889 and $17,472 for the year ended December 31, 1996, and for the three months ended March 31, 1997, respectively. Amortization of the covenant not to compete over 10 years, $50,000 and $12,500 for the year ended December 31, 1996, and for the three months ended March 31, 1997, respectively.

     (d) Income taxes are adjusted to reflect the above-mentioned adjustments for amortization and for the effects of removing the "S Corporation" election made by the shareholders of the Selling Group.

3.   NET INCOME PER SHARE

     Pro forma per share calculations for the Company are based upon the number of shares of Common Stock to be outstanding after giving effect to the SSII Asset Purchase.


                                  * * * * * *